Exhibit 99.1

           ProAssurance Announces NCRIC Transaction Details

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Aug. 3, 2005--ProAssurance Corporation (NYSE:PRA) announced today that the transaction merging NCRIC Group, Inc. into ProAssurance will be effective at the close of business on August 3, 2005. NCRIC will delist its stock on NASDAQ at that time.
    NCRIC shareholders will receive 0.25 shares of ProAssurance common stock for each share of NCRIC common stock they own. NCRIC shares will be automatically converted at the effective time of the merger, thus holders of NCRIC stock may begin trading their converted shares as ProAssurance common stock on the NYSE on August 4, 2005. Record holders of NCRIC common stock will receive instructions for exchanging their certificates of NCRIC common stock for certificates of ProAssurance common stock within the next few days.

    About ProAssurance

    ProAssurance is a specialty insurer with more than $3.3 billion in assets and $790 million in gross written premiums in 2004. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance's principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving healthcare industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company.
    A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and its principal professional liability subsidiaries and MEEMIC; Standard & Poor's assigns its principal professional liability carriers a rating of "A-" ("Strong"); and Fitch assigns a rating of "A-" to its subsidiaries, The Medical Assurance Company, ProNational Insurance Company and MEEMIC Insurance Company.

    Caution Regarding Forward-Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as Forward-Looking Statements as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2004 and Form 10Q for the most recent quarter.
    These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

    Relating to the ongoing operations of the combined companies:

    -- General economic conditions, either nationally or in our market area, that are worse than expected;

    -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

    --  price competition;

    --  inflation and changes in the interest rate environment;

    -- the performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

    -- changes in laws or government regulations affecting medical professional liability insurance and practice management and financial services;

    --  changes to our ratings assigned by A.M. Best;

    --  the effect of managed healthcare;

    -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance; and changes in the availability, cost, quality, or collectibility of reinsurance;

    -- significantly increased competition among insurance providers and related pricing weaknesses in some markets;

    -- changes in accounting policies and practices, as may be adopted by our regulatory agencies and the Financial
        Accounting Standards Board; and

    --  changes in our organization, compensation and benefit plans.

    Relating to the proposed transaction with NCRIC;

    -- The business of ProAssurance and NCRIC may not be combined successfully, or such combination may take longer to accomplish than expected;

    -- the cost savings from the merger may not be fully realized or may take longer to realize than expected;

    -- operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; and

    -- restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations.

    We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


    CONTACT: ProAssurance, Birmingham
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com